SECOND AMENDMENT AGREEMENT

         This Second Amendment Agreement dated as of November 3, 2000 (this "Amendment") among the parties hereto (i) amends the Credit Agreement dated as of November 6, 1998, as amended by the First Amendment Agreement dated as of November 5, 1999 (as amended, hereinafter called the "Credit Agreement"), between Valhi, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and the Administrative Agent and Issuing Bank named therein, and (ii) also amends the Pledge Agreement described in the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         WHEREAS, pursuant to Section 2.17 of the Credit Agreement the Borrower has requested that the Banks extend the Maturity Date of the Credit Agreement for a period of 364 days; and

         WHEREAS, Societe Generale, Southwest Agency ("SG") has notified the Borrower and the Banks that SG has decided to exit the Credit Agreement for strategic reasons and will no longer act as the Administrative Agent for the Banks or as the Issuing Bank or as a Bank thereunder in the event the other Banks elect to renew the facility; and

         WHEREAS, U.S. Bank National Association ("US Bank") has agreed to assume the responsibilities of the Administrative Agent for the Banks and to become the Issuing Bank under the Credit Agreement, and the Banks other than SG (the "Continuing Banks") have elected to renew the facility in accordance with the terms of the Credit Agreement, as amended by this Amendment;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. New Agent. The parties hereto agree that, from and after the Amendment Effective Date (as hereinafter defined), (a) SG shall no longer be a Bank or the Administrative Agent or the Issuing Bank or the Arranger under the terms of the Credit Agreement and the other Credit Documents, and (b) US Bank shall for all purposes be the Agent, the Issuing Bank, and the Arranger under the Credit Agreement and the other Credit Documents.

         2.  Amendment  of  Credit  Agreement.  From  and  after  the  Amendment
Effective     Date,     the    Credit     Agreement     is    hereby     amended
as follows:

                  (a)       Section 1.01.  Section 1.01 is amended by:

                           (i) deleting the definition of "Societe  Generale" in
                  its entirety;

                           (ii) deleting  "Societe  Generale,  Southwest Agency"
                  from the definitions of the terms "Agent" and "Arranger" and substituting therefor "U.S. Bank National Association;"

                           (iii) deleting  "Societe  Generale,  New York Branch"
                  from the definition of the term "Base Rate" and substituting therefor "U.S. Bank National Association;"

                           (iv) deleting each other reference to "Societe Generale, Southwest Agency" or "Societe Generale" throughout the Credit Agreement (including without limitation the Exhibits thereto) and substituting therefor a reference to "U.S. Bank National Association;"

                           (v) deleting each reference to the address of SG throughout the Credit Agreement (including without limitation the Exhibits thereto) and substituting therefor the address of U.S. Bank as set forth below its signature on this Amendment;

                           (vi) deleting the date  "September 16, 1998" from the
                  definition of the term "Agent Fee Letter" and substituting therefor the date "October, 17, 2000"; and

                           (vi) deleting the date "November 3, 2000" from the definition of the term "Maturity Date" and substituting therefor the date "November 2, 2001".

                  (b) Section 5.02. Section 5.02 is amended by adding the following new paragraph (i):

                           (i) Hostile Tender Offers.  Commence any tender offer
                  pursuant to Section 14(d)(1) of the Exchange Act to acquire shares of stock of a Person that would result in the Borrower obtaining a Control Percentage of such Person without either
                  (i) the prior consent of the 100% of the Banks or (ii) the agreement of such Person.

                  (d) Exhibit A. Exhibit A attached to the Credit Agreement is replaced in its entirety with Exhibit A attached to this Amendment.

                  (e) Exhibit F. Exhibit F attached to the Credit Agreement is replaced in its entirety with Exhibit F attached to this Amendment.

                  (f) Annexes. Annexes I, II and III attached to the Credit Agreement are replaced in their entirety with Annexes I, II and III attached to this Amendment.

         3. Pledge Agreement. From and after the Amendment Effective Date, the parties agree that US Bank shall, as successor Agent, be the holder of the liens and security interests created by the Pledge Agreement. In order to effect the intent of this transfer of liens and security interest to US Bank, as Agent from and after the Amendment Effective Date, SG and the Borrower shall notify NL
Industries of such transfer of liens and security interests to US Bank with respect to the Pledged Shares issued by NL Industries, and the Borrower shall thereafter cause NL Industries, within 10 Business Days following the Amendment Effective Date, to send written notice to US Bank (i) acknowledging that such liens and security interests are held by US Bank, (ii) expressly agreeing to remit any and all dividends and distributions on account of the Pledged Shares issued by NL Industries (other than cash dividends) remitted after the Amendment Effective Date directly to US Bank, as Agent, at US Bank's address as set forth on Annex III to this Amendment, and (iii) upon receipt of any notice from US Bank, as Agent, that a Default has occurred and is continuing under the Credit Agreement, to remit all cash dividends and any and all other distributions on account of the Pledged Shares issued by NL Industries directly to US Bank, as Agent, at the same address. In addition, the Borrower and US Bank, as successor Agent and individually as the new holder of the Collateral Account referred to in the Pledge Agreement, as hereinafter amended, hereby agree that the Pledge Agreement is amended as follows (it being expressly agreed that SG and each Continuing Bank, by their signatures below, consent to such amendments and that US Bank, as the new holder of the Collateral Account, by its signature below as a continuing Bank, consents to the provisions of amended Section 7(e) of the Pledge Agreement described below):

                  (a)  Introduction  Paragraph  A.  Paragraph  A is  amended  by
         restating    such    paragraph    in   its    entirety    as   follows:

                           A. The Borrower has entered into the Credit Agreement
                  dated as of November 6, 1998, as amended (as the same may be further amended from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto (the "Banks"), and U.S. Bank National Association, as the Agent, the Issuing Bank and the Arranger.

                  (b) Definitions. The definition of "UCC" is hereby amended by replacing each reference to "Texas" therein with a reference to "New York," and the definition of "Collateral Account" in Section 1 is restated in its entirety as follows:

                           "Collateral   Account"   means  a   deposit   account
                  established by the Agent with U.S. Bank National Association designated as the "Collateral Account US Bank for Valhi, Inc.".

                  (c) Section 6. Section 6 is amended by deleting "Societe Generale, New York Branch" and substituting therefor "U.S.
         Bank National Association."

                  (d) Section 7. Paragraph (f) of Section 7 is amended by deleting "Societe Generale, New York Branch" and substituting therefor "U.S. Bank National Association," and Paragraph (e) is restated in its entirety as follow:

                  (e) UCC Provisions. Each of the parties hereto agrees that, for purposes of Article 8 and Article 9 of the UCC, (i) the Collateral Account is a "securities account" (as defined in Section 8-501 of the
         UCC); (ii) U.S. Bank National Association is a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) and U.S. Bank National Association's "jurisdiction" (for purposes of Section 8-110 of the UCC) is the State of New York; (iii) the Agent is the "entitlement holder" having the "security entitlements" (as such terms are defined in Section 8-102 of the UCC) with respect to all financial assets credited to the Collateral Account (and the Agent will cause U.S. Bank National Association to identify the Agent as such in its records); and (iv) all investments and instruments for the credit of the Collateral Account are to be treated as "financial assets" under
         Section 8-102 of the UCC. Each of the parties hereto further agrees that, for purposes of the UCC, the Borrower has granted, and hereby confirms that it has granted, to the Agent a security interest in the Collateral Account and in all interests or security entitlements of the Borrower relating to the Collateral Account.

                  (e) Section 19. Section 19 is restated in its entirety as follows:

                           This  Pledge   Agreement   shall  be   construed   in
                  accordance with and governed by the laws of the State of New York, except as otherwise provided by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

         4. Outstanding SG Letter of Credit. The parties hereto agree as follows with respect to SG's Letter of Credit No.40820 (the "SG Letter of Credit") which was issued pursuant to the Credit Agreement before giving effect to this Amendment and remains the only Letter of Credit outstanding as of the date hereof:

                  (a) On or before the Amendment Effective Date, the Borrower shall deliver to SG acceptable cash collateral to secure the obligations of the Borrower in connection with the SG Letter of Credit. SG shall retain such cash collateral in its possession until the SG Letter of Credit is returned to SG for cancellation, whereupon SG shall return such cash collateral to the Borrower, plus any interest or earnings thereon. The Borrower hereby grants to SG a security interest in such cash collateral, plus any interest or earnings thereon, to secure the reimbursement obligations of the Borrower in connection with the SG Letter of Credit and agrees that SG may apply the proceeds of such cash collateral to satisfy any such obligations of the Borrower in the event there is a drawing under the SG Letter of Credit prior to its return to SG for cancellation.

                  (b) On or after the Amendment Effective Date, US Bank shall issue, as Issuing Bank under the Credit Agreement, as amended by this Amendment, a letter of credit for the benefit of the beneficiary of the SG Letter of Credit, in substantially the same form as the SG Letter of Credit and otherwise acceptable to the Borrower and to such beneficiary (hereinafter, the US Bank Letter of Credit), and shall deliver it to the Borrower, whereupon the Borrower shall arrange with the beneficiary of the SG Letter of Credit for such US Bank letter of Credit to be substituted for the SG Letter of Credit.

         5. Replacement Notes. Each of SG, US Bank and Comerica agree to return to the Borrower, following the Amendment Effective Date, the Notes issued pursuant to the Credit Agreement in their favor, marked on their face (i) in the case of SG, "cancelled" and (ii) in the case of each of US Bank and Comerica, "replaced by note issued pursuant to Second Amendment Agreement."

         6. Agreements with respect to Societe Generale. Each of the parties hereto confirms and agrees that from and after the Amendment Effective Date SG shall no longer have obligations under the Credit Agreement as Agent, Issuing Bank, Arranger or a Bank, provided however that SG shall continue to benefit from the provisions of Article VII of the Credit Agreement as to any actions taken by it while it was Agent under the Credit Agreement and the other Credit Documents. SG and each of the Banks further agree that from and after the Amendment Effective Date, no Bank other than SG shall have any continuing obligations in respect of the SG Letter of Credit.

         7. Representations and Warranties; No Default. The Borrower hereby represents and warrants to each of the parties to this Amendment that each of the representations and warranties set forth in the Credit Agreement are true and correct as of the date of this Amendment and no Default has occurred and is continuing as of the date of this Amendment.

         8. Effectiveness of Amendment. This Amendment shall become effective on November 3, 2000 (the "Amendment Effective Date") provided that US Bank, acting as the new Agent, has confirmed in writing to each of the parties to this Amendment on such date that:

                  (a) Amendment Counterparts. US Bank has received a counterpart of this Amendment executed by each of the parties hereto,

                  (b) Borrower's Certificate. US Bank has received a Certificate of Secretary or Assistant Secretary of the Borrower which certifies (i) the title, authority and true signature of the officer of the Borrower executing this Amendment on behalf of the Borrower, (ii) that the Borrower's Certificate of Incorporation and Bylaws have not changed since the delivery of those certified to the Banks as of the date of the original closing of the Credit Agreement, and (iii) resolutions of the Borrower's Board of Directors authorizing the continuation of the facility provided by the Credit Agreement, as amended hereby,

                  (c) Form U-1. US Bank has received a Federal Reserve Form U-1 dated as of November 3, 2000 duly completed and executed by the Borrower and US Bank in its capacity as the new Agent,

                  (d) New Notes. US Bank has received (i) a Note payable to the order of US Bank in the principal amount of $25,000,000, and a Note payable to the order of Comerica Bank in the principal amount of $15,000,000, each duly executed by the Borrower and in the form of Exhibit A attached to this Amendment,

                  (e) SG Payoff and Cash Collateral. US Bank has received written confirmation from SG that upon SG's receipt of the Required SG Payoff Amount (as hereinafter defined), SG shall automatically thereafter hold the Pledged Shares and Stock Powers referred to in paragraph (f) below for the benefit of US Bank, as Agent under the Credit Agreement, as amended by this Amendment after giving effect thereto, and shall remit such Pledged Shares and Stock Powers to US Bank as instructed by US Bank on the Amendment Effective Date. "Required SG Payoff Amount" means an amount equal to the sum of (i) the cash collateral contemplated by Section 4 of this Amendment, for the sole benefit of SG, to secure the Borrower's obligations to SG in connection with the SG Letter of Credit, and (ii) in its capacity as Agent (prior to giving effect to this Amendment) for the ratable benefit of each Bank (prior to giving effect to this Amendment) an amount equal to the sum of (x) the aggregate outstanding amount of the Advances, together with accrued and unpaid interest thereon, and any accrued and unpaid fees or other amounts due pursuant to the Credit Agreement as of the Maturity Date (without giving effect to this Amendment).

                  (f) Transfer of Pledged Shares and related items. US Bank has received written confirmation from SG (i) that SG has in its possession all certificates evidencing the Pledged Shares described in the Pledge Agreement, Stock Powers with respect thereto executed by the Borrower in blank, and each supplement to the Pledge Agreement delivered to SG prior to the date of this Amendment and reflecting the addition of Pledged Shares, and (ii) that, upon the request of US Bank following the Amendment Effective Date, SG shall deliver all of such certificates Stock Powers and supplements to US Bank for holding as Agent under the terms of the Credit Documents.

         9. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute an instrument.

         10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         11. ENTIRE AGREEMENT. THIS AMENDMENT AND THE CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERTAKINGS, UNDERSTANDINGS, REPRESENTATIONS OR OTHER ARRANGEMENTS, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, OF THE PARTIES IN CONNECTION HEREWITH EXCEPT TO THE EXTENT EXPRESSLY INCORPORATED OR SPECIFICALLY REFERRED TO HEREIN OR THEREIN.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized as of the date first written above.

                       VALHI, INC.




                       By:______________________________
                       Name:____________________________
                       Title:___________________________


                       SOCIETE GENERALE, SOUTHWEST AGENCY


                       By:______________________________
                       Name:____________________________
                       Title:___________________________


                       U.S. BANK NATIONAL ASSOCIATION,
                       as new Administrative Agent, Issuing Bank and Arranger



                       By:______________________________
                       Name:____________________________
                       Title:___________________________



                       CONTINUING BANKS:

                       COMERICA BANK



                       By:______________________________
                       Name:____________________________
                       Title:___________________________


                       U.S. BANK NATIONAL ASSOCIATION



                       By:______________________________
                       Name:____________________________
                       Title:___________________________








                        DEPARTING BANK:

                        SOCIETE GENERALE, SOUTHWEST AGENCY




                        By:______________________________
                        Name:____________________________
                        Title:___________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

$                                                             [date of issuance]
 ---------------------

         For value received, the undersigned, Valhi, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of (the "Bank") the principal sum of ___________________ and no/100 Dollars ($ ) or, if less, the aggregate outstanding principal amount of the Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is the Promissory Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of November 6, 1998, as amended (as the same may be further amended or modified from time to time, the "Credit Agreement") among the Borrower, the Bank, the other financial institutions parties thereto, and U.S. Bank National Association, as the Administrative Agent (the "Agent"), the Issuing Bank, and the Arranger. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things,
(a) provides for the making of Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent at 555 Southwest Oak Street, Suite 400, Portland, Oregon 97204 (or at such other location or address as may be specified by the Agent in writing to the Borrower) in same day funds. The Bank shall record all Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Note.

         Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

         This Note shall be governed by and construed in accordance with the laws of the state of New York.


                                                     VALHI, INC.


                                                     By:
                                                         -----------------------
                                                     Name:
                                                          ----------------------
                                                     Title:
                                                           ---------------------

                                    EXHIBIT F

                  FORM OF US BANK LETTER OF CREDIT APPLICATION

                                     ANNEX I

                                   COMMITMENTS


Comerica             $15,000,000
USBank               $25,000,000
                     ------------
Total Commitments    $40,000,000

                                    ANNEX II

                      APPLICABLE LENDING OFFICES FOR BANKS

                                    ANNEX III

                              ADDRESSES FOR NOTICES